Exhibit (h)(vii)(a)

FIRST AMENDMENT TO

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT AMENDMENT is made and entered into as of June 1, 2008 by and among The Guardian Insurance & Annuity Company, Inc., Guardian Investor Services LLC, AllianceBernstein L.P. (formerly, Alliance Capital Management L.P.) (“Adviser”) and AllianceBernstein Investments, Inc. (formerly, Alliance Fund Distributors, Inc.) (“Distributor”).

WHEREAS, the parties have entered into a Participation Agreement dated as of May 1, 2002, as amended (the “Agreement”); and

WHEREAS, the parties now desire to amend that Agreement to update the list of available Portfolios by including an Amended and Restated Schedule A to the Agreement and to update the list of separate accounts by including and Amended and Restated Schedule B to the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereby amend the Agreement as follows:

Schedule A is replaced in its entirety with “Amended and Restated Schedule A, Effective as of June 1, 2008” which is attached to this Amendment; and,

Schedule B is replaced in its entirety with “Amended and Restated Schedule B Effective as of June 1, 2008” which is attached to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Participation Agreement Amendment as of the date set forth above.

The Guardian Insurance & Annuity Company, Inc.	AllianceBernstein L.P.

By:	By:
Name:	Name:
Title:	Title:

Guardian Investor Services LLC	AllianceBernstein Investments, Inc.

By:	By:
Name:	Name:
Title:	Title:

AMENDED AND RESTATED

SCHEDULE A

Effective as of June 1, 2008

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

AllianceBernstein Large Cap Growth Portfolio (formerly AllianceBernstein Premier Growth Portfolio)– Class B

AllianceBernstein Growth and Income Portfolio – Class B

AllianceBernstein Global Technology Portfolio (formerly AllianceBernstein Technology Portfolio)– Class B

AllianceBernstein Value Portfolio – Class B

AllianceBernstein Real Estate Investment Portfolio – Class B

AllianceBernstein International Value Portfolio – Class B

AMENDED AND RESTATED

SCHEDULE B

Effective as of June 1, 2008

Separate Account A
—Value Guard II Individual and Group Deferred Variable Annuity	811-03323

Separate Account D
—The Guardian Investor Individual Variable Annuity	811-05880

Separate Account E
—The Guardian Investor Retirement Asset Manager	811-08057

Separate Account F
—The Guardian C+C Variable Annuity	811-09965
—The Guardian CXC Variable Annuity	333-148736

Separate Account K
— Park Avenue Life 95	33-83412
— Park Avenue Life 97	333-32101
— PAL Millennium	333-43682

Separate Account M
— VUL 97	333-35681

Separate Account N
—Flexible Solutions VUL	333-126483
—Flexible Solutions VUL-Gold Series	333-148736
—Executive Benefit VUL	333-151073
—VUL Millennium Series	333-92475
—SVUL Millennium Series	333-148736

Separate Account S
—The Guardian Investor Income Access Variable Annuity	333-87468

Separate Account R
—The Guardian Investor Asset Builder Variable Annuity	333-109483